UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AGEAGLE AERIAL SYSTEMS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AGEAGLE AERIAL SYSTEMS INC.

8833 E. 34th Street North
Wichita, Kansas 67226

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
to be held on February 3, 2023

TO THE SHAREHOLDERS OF AGEAGLE AERIAL SYSTEMS INC.:

This Special Meeting of the Shareholders (the “Special Meeting”) of AgEagle Aerial Systems Inc., a Nevada corporation (the “Company”), will be held on February 3, 2023, at 11:00 a.m., local time, 700 NW 1st Avenue, Ste. 1200, Miami, Florida 33136-4118, for the following purposes:

(1)       To approve the issuance of shares of our common stock, par value $0.001 per share (the “Common Stock”), representing more than 20% of our Common Stock outstanding upon the purchase of series F convertible preferred stock, par value $0.001 per share (the “Series F Convertible Preferred Stock”) convertible into shares of Common Stock and warrants exercisable for shares of Common Stock (the “Warrants”), in accordance with NYSE American Rule 713(a)(ii);

(2)        To approve a reverse stock split of the Common Stock in the range of one share of Common Stock for every three shares of Common Stock to one share for every eight shares of Common Stock, with the final ratio to be determined by the Company’s board of directors (the “Board”); and

(3)        To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Proposals.

Shareholders of record of the Company’s Common Stock at the close of business on December 9, 2022 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Special Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials primarily over the Internet. We believe that it will expedite shareholders’ receipt of proxy materials, lower costs and reduce the environmental impact of distributing proxy materials for our Special Meeting. It is anticipated that on or about December 16, 2022, we will commence mailing to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this Proxy Statement over the Internet. The Notice also includes instructions on how you can receive a paper copy of the proxy materials by mail. If you receive meeting materials by mail, the Notice, this Proxy Statement and proxy card will be enclosed. If you receive your proxy materials via e-mail, the e-mail will contain voting instructions and links to this Proxy Statement on the Internet, which is available at www.proxyvote.com.

All shareholders are cordially invited to attend the meeting. Whether or not you plan to participate in this Special Meeting, your vote is very important and we encourage you to vote promptly. After reading this Proxy Statement, please promptly mark, sign and date the enclosed proxy card and return it by following the instructions on the proxy card or voting instruction card or vote by telephone or by Internet. If you attend the Special Meeting, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from your brokerage firm, bank, or other nominee to vote your shares.

By Order of the Board of Directors,

/s/ Barrett Mooney
Barrett Mooney
Chairman of the Board of Directors

Dated: December 16, 2022

AGEAGLE AERIAL SYSTEMS INC.

8833 E. 34th Street North
Wichita, Kansas 67226

PROXY STATEMENT
for
Special Meeting of Shareholders
to be held February 3, 2023

PROXY SOLICITATION

The Company is soliciting proxies on behalf of the Board of Directors (the “Board”) in connection with the Special Meeting of the shareholders (the “Special Meeting”) of AgEagle Aerial Systems Inc., a Nevada corporation (the “Company”), which will be held on February 3, 2023, at 11:00 a.m., local time, at 700 NW 1st Avenue, Ste. 1200, Miami, Florida 33136-4118, for the following purposes:

(1)       To approve the issuance of shares of our Common Stock, par value $0.001 per share (the “Common Stock”), representing more than 20% of our Common Stock outstanding upon the purchase of series F convertible preferred stock, par value $0.001 per share (the “Series F Convertible Preferred Stock”) convertible into shares of Common Stock and warrants exercisable for shares of Common Stock (the “Warrants”), in accordance with NYSE American Rule 713(a)(ii);

(2)       To approve a reverse stock split of the Common Stock in the range of one share of Common Stock for every three shares of Common Stock outstanding to one share for every eight shares of Common Stock outstanding, with the final ratio to be determined by the Company’s board of directors (the “Board”); and

(3)       To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Proposals.

The Board set December 9, 2022 as the record date (the “Record Date”) to determine those holders of the Common Stock who are entitled to notice of, and to vote at, the Special Meeting. A list of the shareholders entitled to vote at the meeting may be examined at the Company’s office at 8833 E 34th Street North, Wichita, Kansas 67226 during the 10-day period preceding the Special Meeting.

It is anticipated that on or about December 16, 2022, the Company shall commence mailing to all shareholders of record, as of the Record Date, a Notice of Availability of Proxy Materials (the “Notice”). Please carefully review the Notice for information on how to access the Notice of Special Meeting and access the Proxy Statement on www.proxyvote.com, in addition to instructions on how you may request to receive a paper or email copy of these documents. There is no charge to you for requesting a paper copy of these documents.

IMPORTANT: Please mark, date, and sign the enclosed proxy card and promptly return it in the accompanying postage-paid envelope or vote by telephone or by Internet to assure that your shares are represented at the meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 3, 2023: Our Proxy Statement is enclosed. A complete set of proxy materials relating to our Special Meeting, consisting of the Notice of the Special Meeting of Shareholders, the Proxy Statement is available on the Internet. The Proxy Statement may be viewed at www.proxyvote.com.

GENERAL INFORMATION ABOUT VOTING

Proxy Materials

Why am I receiving these materials?

The Board of Directors (the “Board”) of AgEagle Aerial Systems Inc. (the “Company”) has made these proxy materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at the Company’s Special Meeting, which will take place on February 3, 2023, at 11:00 a.m. local time at 700 NW 1st Avenue, Ste. 1200, Miami, Florida 33136-4118.

As a shareholder, you are invited to participate in the Special Meeting and are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is included in these materials?

The proxy materials include:

●	this Proxy Statement for the Special Meeting; and

●	the proxy card or a voting instruction card for the Special Meeting.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement, to our shareholders by providing access to such documents over the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (“Notice”), which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How can I access the proxy materials over the Internet?

The Notice of Internet Availability, proxy card or voting instructions card will contain instructions on how to:

●	access and view our proxy materials for the Special Meeting over the Internet; and

●	how to vote your shares.

If you choose to receive our future proxy materials electronically, it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials electronically, you will receive an e-mail next year with instructions containing a link to the website where those materials are available. Your election to receive proxy materials electronically will remain in effect until you terminate it.

How may I obtain a paper copy of the proxy materials?

Shareholders receiving a Notice will find instructions in that notice about how to obtain a paper copy of the proxy materials. Shareholders receiving a Notice by e-mail will find instructions in that e-mail about how to obtain a paper copy of the proxy materials. Shareholders who have previously submitted a standing request to receive paper copies of our proxy materials will receive a paper copy of the proxy materials by mail.

What shares are included on the proxy card?

If you are a shareholder of record, you will receive only one proxy card for all the shares you hold of record in certificate form and in book-entry form.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice of the Special Meeting of Stockholders and this Proxy Statement, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice the Special Meeting of Shareholders and the Proxy Statement, or if you hold stock of the Company in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Corporate Secretary of the Company by sending a written request to AgEagle Aerial Systems Inc., Corporate Secretary, 8833 E 34th Street North, Wichita, Kansas 67226.

If you participate in householding and wish to receive, free of charge, a separate copy of the Notice of Special Meeting of Shareholders and this Statement, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Corporate Secretary of the Company, as set forth above.

If you are a beneficial owner, you can request information about householding from your broker, bank, or other holder of record.

Voting Information

What items of business will be voted on at the Special Meeting?

The items of business scheduled to be voted on at the Special Meeting are:

(1)       To approve the issuance of shares of our Common Stock, representing more than 20% of our Common Stock outstanding upon the Series F Convertible Preferred Stock convertible into shares of Common Stock and Warrants exercisable for shares of Common Stock, in accordance with NYSE American Rule 713(a)(ii);

(2)       To approve a reverse stock split of the Common Stock in the range of one share of Common Stock for every three shares of Common Stock outstanding to one share for every eight shares of Common Stock outstanding, with the final ratio to be determined by the Company’s board of directors (the “Board”); and

(3)       To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Proposals.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares:

●	“FOR” approving the issuance of shares of our Common Stock representing more than 20% of our Common Stock outstanding upon the conversion of the Series F Convertible Preferred Stock and exercise of the Warrant in accordance with NYSE American Rule 713(a)(ii);

●	“FOR” approving a reverse stock split of the Common Stock in the range of one share of Common Stock for every three shares of Common Stock outstanding to one share for every eight shares of Common Stock outstanding, with the final ratio to be determined by the Company’s board of directors (the “Board”); and

●	“FOR” adjourning the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Proposals.

Who is entitled to vote at the Special Meeting?

Only shareholders of record at the close of business on December 9, 2022 (the “Record Date”) will be entitled to vote at the Special Meeting. As of the Record Date, 88,009,151 shares of the Common Stock were outstanding and entitled to vote. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each proposal.

Is there a list of shareholders entitled to vote at the Special Meeting?

The names of shareholders of record entitled to vote at the Special Meeting will be available for ten days prior to the Special Meeting at our principal executive offices at 8833 E 34th Street North, Wichita, Kansas 67226. If you would like to examine the list for any purpose germane to the Special Meeting prior to the meeting date, please contact our Corporate Secretary.

How can I vote if I own shares directly?

Most shareholders do not own shares registered directly in their name, but rather are “beneficial holders” of shares held in a stock brokerage account or by a bank or other nominee (that is, shares held “in street name”). Those shareholders should refer to “How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?” below for instructions regarding how to vote their shares.

If, however, your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you. You may vote in the following ways:

●	By Mail: Votes may be cast by mail, as long as the proxy card or voting instruction card is delivered in accordance with its instructions prior to 4:00 p.m., Eastern Daylight Time, on February 2, 2023. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

●	By Attending the Meeting: Please follow the instructions in the “How can I participate and vote in the Special Meeting” section of this proxy statement.

●	By Phone or Internet: Shareholders may vote by phone or Internet by following the instructions included in the proxy card they received. Your vote must be received by 11:59 p.m., Eastern Time on February 2, 2023 to be counted. If you receive a Notice by mail, you may vote by proxy over the Internet by going to www.proxyvote.com to complete an electronic proxy card or vote your proxy by phone by calling 1-800-690-6903. Have your proxy card available when you access the website or when you call. We provide Internet and telephone proxy voting to allow you to vote your shares on-line or by phone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs or usage charges from Internet access providers and telephone companies.

If you vote by proxy, your vote must be received by 11:59 p.m. U.S. Eastern Daylight Time on February 2, 2023, to be counted.

Whichever method you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If no specific instructions are given, the shares will be voted in accordance with the recommendation of our Board and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and your broker or nominee is considered the “stockholder of record” with respect to those shares. Your broker or nominee should be forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote, and you are also invited to participate in the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares in person unless you obtain a legal proxy from your brokerage firm or bank. If a broker, bank, or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

What is a quorum for the Special Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of Common Stock issued and outstanding as of the Record Date, represented in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Special Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you participate in, and vote electronically at, the Special Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed
No. 1 – Approval of Issuance of More than 20% of our Common Stock Upon Conversion of Series F Convertible Preferred Stock and Exercise of the Warrant	Affirmative vote of a majority of shares present and entitled to vote in person or by proxy	No
No. 2 – Approval of a reverse stock split of the Common Stock in the range of one share of Common Stock for every three shares of Common Stock outstanding to one share for every eight shares of Common Stock outstanding, with the final ratio to be determined by the Company’s board of directors (the “Board”); and	Affirmative vote of a majority of shares issued and outstanding	No
No. 3– Adjourn the Special Meeting to solicit more votes to approve the Proposals	Affirmative vote of a majority of shares present and entitled to vote in person or by proxy	No

What is the effect of abstentions and broker non-votes?

Abstentions will have the same effect as an “AGAINST” vote while broker non-votes will not be counted as votes cast and, accordingly, will not have an effect on Proposal Nos. 1 and 3. Abstentions and broker non-votes will have the same effect as an “AGAINST” vote on Proposal No. 2.

If you are a beneficial owner and hold your shares in “street name” in an account at a bank or brokerage firm, it is critical that you cast your vote if you want it to count in the vote on the above proposals. Under the rules governing banks and brokers who submit a proxy card with respect to shares held in “street name,” such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters. Banks and brokers may not vote any of the proposals being presented at the Special Meeting if you do not provide specific voting instructions. Accordingly, we encourage you to vote promptly, even if you plan to participate in the Special Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Can I change my vote or revoke my proxy?

Subject to any rules and deadlines your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Special Meeting. If you are a shareholder of record, you may change your vote by (1) delivering to the Company’s Corporate Secretary, prior to your shares being voted at Special Meeting, a written notice of revocation dated later than the prior proxy card relating to the same shares, (2) delivering a valid, later-dated proxy in a timely manner, (3) attending the Special Meeting and voting electronically (although attendance at the Special Meeting will not, by itself, revoke a proxy), or (4) voting again via phone or Internet at a later date.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee, or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares and provided a copy to our transfer agent and registrar, Equiniti, together with your email address as described below, by attending the Special Meeting and voting electronically.

Any written notice of revocation or subsequent proxy card must be received by the Company’s Corporate Secretary prior to the taking of the vote at the Special Meeting.

Who will bear the cost of soliciting votes for the Special Meeting?

The Company will bear the cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. In addition, we will request banks, brokers and other intermediaries holding shares of our Common Stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, by electronic communications and personal solicitation by our Executive Officers, Directors, and employees. No additional compensation will be paid to our Executive Officers, Directors or employees for such solicitation.

Proxies with respect to the Special Meeting may be solicited by telephone, by mail on the Internet or in person. AgEagle has engaged Advantage Proxy to assist in the solicitation of proxies.

Who Can Answer Your Questions About Voting Your Shares?

If you are a holder of AgEagle’s shares and have any questions about how to vote or direct a vote in respect of your securities, you may call Advantage Proxy, P.O. Box 13581, Des Moines, WA 98198 Attention: Karen Smith, Telephone: 877-870-8565.

PROPOSAL NO. 1

APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK REPRESENTING MORE THAN 20% OF OUR COMMON STOCK OUTSTANDING UPON EXERCISE OF SERIES F CONVERTIBLE PREFERRED AND WARRANT TO BE ISSUED IN ACCORDANCE WITH NYSE AMERICAN RULE 713(a)(ii).

Our Common Stock is currently listed on the NYSE American. We are subject to NYSE American Rule 713(a)(ii), which requires us to obtain shareholder approval when shares will be issued in connection with a transaction involving the sale, issuance or potential issuance by the issuer of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of presently outstanding shares for less than the greater of book or market value of the shares.

Securities Purchase Agreement

On June 26, 2022, the Company entered into a Securities Purchase Agreement (the “Agreement”) with an institutional investor (the “Investor”) that is an existing shareholder of the Company. Pursuant to the terms of the Agreement, the Board authorized the sale of 10,000 shares of a newly designated series of preferred stock, the Series F 5% Convertible Preferred Stock (the “Series F Convertible Preferred Stock”) and warrants exercisable for up to 16,129,032 shares of the Common Stock an exercise price of $0.96 per share (the “Warrants”), for gross proceeds of approximately $15.5 million. The Series F Convertible Preferred Stock will convert into 16,129,032 shares of the Company’s Common Stock (the “Conversion Shares,” and together with the shares underlying the Warrants, the “Underlying Shares”) at a conversion price of $0.62 per share. The Warrants are not exercisable for the first six months after issuance and have a three-year term from the exercise date. Upon exercise of the Warrants in full by the Investor, the Company would receive additional gross proceeds of approximately $10 million.

Additional Series F Convertible Preferred Stock and Warrants to be Issued

During the period beginning June 26, 2022 and ending on the 18 month anniversary of the Company’s receipt of shareholder approval, which is the subject of this Proposal No. 1 (the “Shareholder Approval”), the Investor has the right to purchase additional Series F Convertible Preferred Stock and Warrants from the Company, in minimum aggregate subscription amount tranches of $2,000,000 each, up to a total aggregate additional stated value of the Series F Convertible Preferred Stock equal to $25,000,000 (the “Additional Investment”).

The Series F Convertible Preferred Stock and Warrants in the Additional Investment shall be identical to the securities sold on June 26, 2022, except (i) the original issue date of the Series F Convertible Preferred Stock and the initial exercise date and termination date of the Warrants shall be from the applicable subsequent Closing Date, and (ii) the purchase price per share of Series F Convertible Preferred Stock shall be adjusted such that the conversion price shall equate to the average of the VWAPs for the three trading days prior to the date on which the Investor gives notice to the Company of an additional closing, and the Warrant exercise price shall also be the average of the VWAPs for the three trading days prior to the date on which the Investor gives notice to the Company of an additional closing. As a condition to the Investor’s purchase of the Additional Investment, among other things, the Company must obtain Shareholder Approval for the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock as of the execution date of the Agreement.

Why Approval is Needed and Proposed Use of Funds

At the time of the execution of the Agreement, the Additional Investment in shares of Series F Convertible Preferred and Warrants would have been convertible for more than 20% of our Common Stock outstanding. NYSE American Rule 713(a)(ii) requires that we obtain shareholder approval of the issuances of Common Stock and/or securities convertible into, or exercisable for, Common Stock in excess of 20% of our current issued and outstanding shares of Common Stock. Accordingly, we seek your approval of Proposal No. 1 to issue additional Series F Convertible Preferred Stock and Warrants to the Investor, at its option, in order to satisfy the requirements of NYSE American Rule 713(a)(ii).

Assuming this Proposal No. 1 is approved by the shareholders, and the Investor, at its option, purchases up to the full $25 million in Additional Investments, we currently anticipate that the net proceeds raised from the Additional Investments would be used for:

●	research and development to further enhance the performance and capabilities of our current product offerings and to continue introducing new, innovative drone products;

●	global sales and marketing initiatives designed to fuel greater awareness and appreciation of our products and accelerate our sales growth, and

●	investments in potential strategic acquisitions and organic growth initiatives.

Approval Required

The approval of Proposal No. 1 requires the affirmative vote of holders of a majority of the stock having voting power present in person or represented by proxy at the Special Meeting. Abstentions have the effect of a vote “AGAINST” Proposal No. 1 and broker “non-votes” will have no effect with respect to the approval of the Proposal No.1.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian or other nominee holder cannot vote your shares for Proposal No. 1, unless you direct the holder how to vote, by marking your proxy card, or by following the instructions on the enclosed proxy card to vote on the Internet or by telephone.

PROPOSAL NO. 2

APPROVAL TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK

Purpose of the Reverse Split

Our Board has determined that it is in our best interest to effect a reverse split of our Common Stock. At this time, the Board is seeking approval from the shareholders to authorize a reverse split in the range of one share for every three shares outstanding to one share for every eight shares outstanding with all fractional shares rounded up to the next whole share (the “Reverse Split”). If Proposal No. 2 is approved, the Board would make the determination as to the final ratio of the reverse stock split. Our Board believes that the Reverse Split of our Common Stock will provide for a higher stock price that will attract greater interest and sponsorship from institutional investors.

Certain Risks Associated with the Reverse Split

While the Board believes that the Company’s Common Stock would trade at higher prices after the consummation of the Reverse Split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed three to eight times the market price of the Common Stock prior to the Reverse Split. In some cases, the total market value of a company following a reverse stock split is lower, and may be substantially lower, than the total market value before the reverse stock split. In addition, the fewer number of shares that will be available to trade could possibly cause the trading market of the Common Stock to become less liquid, which could have an adverse effect on the price of the Common Stock. The market price of the Common Stock is based on our performance and other factors, some of which may be unrelated to the number of our shares outstanding. In addition, there can be no assurance that the Reverse Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stock.

Principal Effects of the Reverse Split

The Reverse Split would have the following effects based upon 88,009,151 shares Common Stock issued and outstanding as of the Record Date. In the following discussion, we provide examples of the effects of the Reverse Split at the lower-end of the Reverse Split range and at the higher-end of the Reverse Split range.

If the Reverse Split is approved at the lower end of the Reverse Split range:

●	in a one-for-three Reverse Split, every three of our shares of Common Stock issued and outstanding immediately prior to the Reverse Split effective date (the “Old Shares”) owned by a shareholder will automatically and without any action on the part of the shareholders be converted into one (1) share of our Common Stock (the “New Shares”); and

●	the number of shares of our Common Stock issued and outstanding will be reduced from 88,009,151 shares to approximately 29,336,384 shares.

If the Reverse Split is approved at the higher end of the Reverse Split range:

●	in a one-for-eight Reverse Split, every eight of our Old Shares owned by a shareholder would be exchanged for one (1) New Share; and

●	the number of shares of our Common Stock issued and outstanding will be reduced from 88,009,151 shares to approximately 11,001,144 shares.

The Reverse Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock. The Reverse Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the Reverse Split results in any of our shareholders owning a fractional share. As described below, shareholders and holders of options and warrants holding fractional shares will have their shares rounded up to the nearest whole number. Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable.

Fractional Shares. No scrip or fractional share certificates will be issued in connection with the Reverse Split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by one (1) for three (3) or by one (1) for eight (8) Reverse Split ratio, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the shareholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

Options and Warrants. All outstanding options, warrants, notes, debentures and other securities convertible into Common Stock will be adjusted as a result of the Reverse Split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the conversion price or exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the ratio in the range of one share of Common Stock for every three shares of Common Stock to one share for every eight shares of Common Stock, with the final ratio to be determined by the Company’s board of directors.

Authorized Shares. The Company is presently authorized under its Articles of Incorporation to issue 250,000,000 shares of Common Stock. Upon effectiveness of the Reverse Split, the number of authorized shares of Common Stock would remain the same, although the number of shares of Common Stock issued and outstanding will decrease. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining authorized and available for issuance will increase. The issuance in the future of additional shares of our Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of our Common Stock. The effective increase in the number of authorized but unissued and unreserved shares of the Company’s Common Stock may be construed as having an anti-takeover effect as further discussed below. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares, the ownership interest of holders of our Common Stock would be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our Common Stock.

Impact of the Reverse Split on Awards Issued under our 2017 Omnibus Equity Incentive Plan (the “Plan”). The Company currently has reserved a total of 10,000,000 shares of Common Stock for issuance as awards to be made under the Plan. As of the date hereof, the Company has 3,566,313 awards granted under the Plan, and has 4,405,970 shares of Common Stock remaining for future issuance under the Plan. Pursuant to the Plan, in the event of any adjustment, including a reverse stock split as proposed, the aggregate number of shares of Common Stock available under the Plan may be appropriately adjusted by the Board. The Board has determined to maintain the current number of shares of Common Stock available for issuance of awards under the Plan at 10,000,000 shares of Common Stock. The Board believes that maintaining the number of shares of Common Stock available for issuance as provided in the Plan will provide the Compensation Committee with greater flexibility in the administration of the Plan and is appropriate in light of the growth of the Company in order to attract and retain key individuals. The effect of the Reverse Split on the awards issued under the Plan based on the range is as follows:

●	in a one-for-three Reverse Split, the number of shares previously issued under the award granted under the Plan will be reduced from 3,566,313 to 1,188,771 and

●	in a one-for-eight Reverse Split, the number of shares previously issued under the award granted under the Plan will be reduced from 3,566,313 to 445,789.

If the Reverse Split is approved, at the lower end of the Reverse Split range, the total authorized number of shares under the Plan will represent approximately 11.9% of the issued and outstanding shares of Common Stock of the Company as of the date hereof.

If the Reverse Split is approved, at the higher end of the Reverse Split range, the total authorized number of shares under the Plan will represent approximately 0.45% of the issued and outstanding shares of Common Stock of the Company as of the date hereof.

Accounting Matters. The Reverse Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion to the Reverse Split ratio (that is, in a one-for-three Reverse Split, the stated capital attributable to our Common Stock will be reduced to one-third of its existing amount and in a one-for-eight Reverse Split, the stated capital attributable to our Common Stock will be reduced to one-eighth of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will also be increased because there will be fewer shares of our Common Stock outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Split was not proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to our Board and shareholders. Other than the Reverse Split, our Board does not currently contemplate recommending the adoption of any other corporate action that could be construed to affect the ability of third parties to take over or change control of the Company.

The number of shares held by each individual shareholder will be reduced if the Reverse Split is implemented. This will increase the number of shareholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to shareholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing shareholders in the event they wish to sell all or a portion of their shares.

The Company is subject to the periodic reporting and other requirements of the Exchange Act. If the proposed Reverse Split is implemented, our Common Stock will continue to be reported on The NYSE American under the symbol “UAVS.” We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Procedure for Effecting a Reverse Split and Exchange of Stock Certificates

The Reverse Split will be accomplished by amending the Company’s Articles of Incorporation to effect the split. The Reverse Split will become effective at such future date and the exact ratio to be as determined by the Board, as evidenced by the filing of an amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada (which we refer to as the “Effective Time”) following the affirmative vote of the Company’s shareholders at the Special Meeting. Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares. As soon as practicable after the Effective Time, shareholders will be notified that the Reverse Split has been effected. The Company expects that its transfer agent, Equiniti Trust, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its shareholders. No new certificates will be issued to any shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. Equiniti Trust, does not charge a fee for each certificate issued representing New Shares.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S)
AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Material U.S. Federal Income Tax Consequences of the Reverse Split

The following is a general discussion of the material U.S. federal income tax consequences of the Reverse Split to a current shareholder of the Company that is a U.S. Holder (as defined below), and who holds stock of the Company as a “capital asset,” as defined in Section 1221 of the Code (generally, property held for investment). This discussion does not purport to be a complete analysis of all of the potential tax effects of the Reverse Split. Tax considerations applicable to a particular shareholder will depend on that shareholder’s individual circumstances.

This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a holder as a result of the Reverse Split. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any tax laws other than the U.S. federal income tax law, such as gift or estate tax laws, U.S. state and local, or non-U.S. tax laws.

This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	banks or other financial institutions, underwriters, or insurance companies;

●	traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts and regulated investment companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax- deferred accounts;

●	expatriates or former long-term residents of the United States;

●	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

●	dealers or traders in securities, commodities or currencies;

●	grantor trusts;

●	persons subject to the alternative minimum tax;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

●	persons who received stock of the Company through the issuance of restricted stock under an incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

●	persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding stock of the Company;

●	holders who hold stock of the Company, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

●	controlled foreign corporations, passive foreign investment companies, or foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii); or

●	the Sponsor or its affiliates.

As used in this proxy statement/consent solicitation statement/prospectus, the term “U.S. Holder” means a beneficial owner of stock of the Company that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds stock of the Company, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partner and the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Reverse Split.

The Reverse Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, no gain or loss should be recognized by a U.S. Holder upon such shareholder’s deemed exchange of Old Shares for New Shares pursuant to the Reverse Split. A U.S. Holder’s aggregate tax basis of the New Shares received in the Reverse Split should be the same as such shareholder’s aggregate tax basis in the Old Shares being exchanged, and the holding period of the New Shares should include the holding period of such shareholder in the Old Shares.

A U.S. Holder whose fractional shares resulting from the Reverse Split are rounded up to the nearest whole share may recognize gain for U.S. federal income tax purposes equal to the value of the additional fractional share. The treatment of the exchange of a fractional share for a whole share in the Reverse Split is not clear under current law and a U.S. Holder may recognize gain for U.S. federal income tax purposes equal to the value of the additional fraction of a share of Common Stock received by such U.S. Holder.

Because of the complexity of the tax laws and because the tax consequences to the Company or to any particular shareholder may be affected by matters not discussed herein, shareholders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Reverse Split, including tax reporting requirements, the applicability and effect of non-U.S., U.S. federal, state and local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Dissenters’ Rights of Appraisal

We are a Nevada corporation and are governed by the Nevada Revised Statutes. Holders of the Company’s Common Stock will not have appraisal or dissenter’s rights under Nevada law in connection with the Reverse Split.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split that is not shared by all other shareholders of ours.

Approval Required

The approval of Proposal No. 2 requires the affirmative vote of holders of a majority of the issued and outstanding Common Stock. Abstentions and broker “non-votes” have the effect of a vote “AGAINST” Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REVERSE SPLIT.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares for Proposal No. 2, unless you direct the holder how to vote, by marking your proxy card, or by following the instructions on the enclosed proxy card to vote on the Internet or by telephone.

PROPOSAL NO. 3

THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow the Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to the Company’s shareholders, in the event that, based upon the tabulated vote at the time of the Special Meeting there are insufficient votes for, or otherwise in connection with, the approval of Proposals No. 1 and 2.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by the shareholders, the Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposals No. 1 and 2.

Vote Required for Approval

The approval of Proposal No. 3 requires the affirmative vote of holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Special Meeting. Abstentions have the effect of a vote “AGAINST” Proposal No. 3 and broker “non-votes” will have no effect with respect to the approval of the Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares for Proposal No. 3, unless you direct the holder how to vote, by marking your proxy card, or by following the instructions on the enclosed proxy card to vote on the Internet or by telephone.

OTHER INFORMATION

Important Notice Regarding Delivery of Shareholder Documents

If your shares are held in street name, your broker, bank, custodian, or other nominee holder may, upon request, deliver only one copy of this proxy statement to shareholders to multiple shareholders sharing an address, absent contrary instructions from one or more of the shareholders. The Company will, upon request, deliver a separate copy of the proxy materials to a shareholder at a shared address to which a single copy was delivered, upon written or oral request, to Nicole Fernandez-McGovern, Secretary, AgEagle Aerial Systems Inc., 8863 E. 34th Street North, Wichita, Kansas 67226. Shareholders sharing an address and receiving multiple copies of the proxy materials who wish to receive a single copy should contact their broker, bank, custodian, or other nominee holder.

By Order of the Board of Directors,

/s/ Barrett Mooney
Barrett Mooney
Chairman of the Board of Directors

December 16, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

FOR THE SPECIAL MEETING OF SHAREHOLDERS OF

AGEAGLE AERIAL SYSTEMS INC.

TO BE HELD ON FEBRUARY 3, 2023

Barrett Mooney and Nicole Fernandez-McGovern, and each of them, each with full power of substitution, hereby are authorized to vote as specified below or, with respect to any matter not set forth below, as a majority of those or their substitutes present and acting at the meeting shall determine, all of the shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company. that the undersigned would be entitled to vote, if personally present, at the special meeting of shareholders and any adjournment thereof. Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2 and 3.

PROPOSAL NO. 1.

Approval of the issuance of shares of our Common Stock, representing more than 20% of our Common Stock upon the purchase of series F convertible preferred stock, par value $0.001 per share (the “Series F Convertible Preferred Stock”) convertible into shares of Common Stock and warrants exercisable for shares of Common Stock (the “Warrants”), in accordance with NYSE American Rule 713(a)(ii).

☐    FOR    ☐    AGAINST    ☐    ABSTAIN

PROPOSAL NO. 2

Approval of a reverse stock split of the Common Stock in the range of one share of Common Stock for every three shares of Common Stock to one share for every eight shares of Common Stock, with the final ratio to be determined by the Company’s board of directors (the “Board”); and

☐    FOR    ☐    AGAINST    ☐    ABSTAIN

PROPOSAL NO. 3

Approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Proposals.

☐    FOR    ☐    AGAINST    ☐    ABSTAIN

Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.

Date ________________, 2023
Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

The Special Meeting of the shareholders (the “Special Meeting”) of AgEagle Aerial Systems Inc., a Nevada corporation (the “Company”), will be held on February 3, 2023, at 11:00 a.m., local time, 700 NW 1st Avenue, Ste. 1200, Miami, Florida 33136-4118.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
OF AGEAGLE AERIAL SYSTEMS INC.

AgEagle Aerial Systems Inc.
Special Meeting of Shareholders
February 3, 2023 at 11:00 AM Local Time
This proxy is solicited by the Board Of Directors

Barrett Mooney and Nicole Fernandez-McGovern, and each of them, each with full power of substitution, hereby are authorized to vote as specified below or, with respect to any matter not set forth below, as a majority of those or their substitutes present and acting at the meeting shall determine, all of the shares of capital stock of the Company. that the undersigned would be entitled to vote, if personally present, at the special meeting of shareholders and any adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2 and 3. The Board of Directors recommends a vote FOR 1, 2 and 3.

Continued and to be signed on reverse side

AgEagle Aerial Systems Inc.
Important Notice Regarding the Availability of Proxy Materials for
the Special Meeting of Shareholders to be held on February 3, 2023
700 NW 1st Avenue, Ste. 1200, Miami, Florida 33136-4118 at 11:00 am local time

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement is available at www.proxyvote.com.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before January 20, 2023, to facilitate timely delivery. Unless requested, you will not receive a paper or e-mail copy.

Important information regarding the Internet availability of the Company’s proxy materials, instructions for accessing your proxy materials and voting online, and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING AND VOTE IN PERSON.

To the Shareholders of AgEagle Aerial Systems Inc.:

Notice is hereby given that a Special Meeting of Shareholders of AgEagle Aerial Systems Inc. will be held on February 3. 2023 at 11:00 a.m. local time at 700 NW 1st Avenue, Ste. 1200, Miami, Florida 33136-4118 for the following purposes.

PROPOSAL NO. 1 - To approve the issuance of shares of our Common Stock, par value $0.001 per share (the “Common Stock”), representing more than 20% of our Common Stock outstanding upon the purchase of series F convertible preferred stock, par value $0.001 per share (the “Series F Convertible Preferred Stock”) convertible into shares of Common Stock and warrants exercisable for shares of Common Stock (the “Warrants”), in accordance with NYSE American Rule 713(a)(ii);

PROPOSAL NO. 2 - To approve a reverse stock split of the Common Stock in the range of one share of Common Stock for every three shares of Common Stock outstanding to one share for every eight shares of Common Stock outstanding, with the final ratio to be determined by the Company’s board of directors (the “Board”); and

PROPOSAL NO. 3 - To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Proposals.

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our shareholders via the Internet.

Material for this Special Meeting and future meetings may be requested by one of the following methods:

To view your proxy materials online, go to www.proxyvote.com. Have the 11 digit control number available when you access the website and follow the instructions.

Toll-free 1-800-690-6903

ksmith@advantageproxy.com
* If requesting material by e-mail, please send a blank e-mail with the company name and your 11 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

You must use the 11 digit control number located in the box below.

CONTROL NO.

AgEagle Aerial Systems Inc.

The Proxy Statement is available for you to review at: www.proxyvote.com

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your control number to vote by Internet or request a paper copy of the proxy materials.

You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-800-579-1639
or
By logging onto www.proxyvote.com
or
By email at:ksmith@advantageproxy.com

Please include the company name and your control number in the subject line.